EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

        We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the View Systems, Inc. service providers plan of our report dated April 5, 2002, with respect to the financial statements of View Systems, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ STEGMAN & COMPANY Stegman & Company

Baltimore, Maryland
July 11, 2002